As filed with the Securities and Exchange Commission on November 21, 2007	Registration No. 333-129061

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tejas Incorporated
(Exact name of registrant as specified in its charter)

Delaware	6211	13-3577716
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8226 Bee Caves Road
Austin, Texas 78746
(512) 306-8222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kurt J. Rechner
President and Chief Operating Officer
Tejas Incorporated
8226 Bee Caves Road
Austin, Texas 78746
(512) 306-8222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael F. Meskill
Jackson Walker L.L.P.
100 Congress Avenue, Suite 1100
Austin, TX 78701
(512) 236-2000

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as defined below), check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the Registration Statement on Form S-1 (file no. 333-129061) (as amended, the “Registration Statement”), effective as of the date and time that this Post-Effective Amendment No. 1 is declared effective, the registrant hereby deregisters such securities that were registered on the Registration Statement filed by the registrant on October 17, 2005, but were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Texas, on November 21, 2007.

TEJAS INCORPORATED

By:	/s/ Kurt J. Rechner
Kurt J. Rechner
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Gorman	Chairman of the Board	November 21, 2007
John J. Gorman

/s/ Mark M. Salter	Chief Executive Officer (Principal Executive Officer)	November 21, 2007
Mark M. Salter

/s/ Kurt J. Rechner	President, Chief Operating Officer, Chief Financial Officer (Principal Financial Officer), Treasurer and Secretary	November 21, 2007
Kurt J. Rechner

/s/ Kurt E. Morales	Director of Accounting (Principal Accounting Officer)	November 21, 2007
Kurt E. Morales

/s/ Michael F. Dura	Vice Chairman of the Board	November 21, 2007
Michael F. Dura

/s/ William A. Inglehart	Director	November 21, 2007
William A. Inglehart

/s/ Charles H. Mayer	Director	November 21, 2007
Charles H. Mayer

/s/ Dennis G. Punches	Director	November 21, 2007
Dennis G. Punches

/s/ Barry A. Williamson	Director	November 21, 2007
Barry A. Williamson

/s/ Clark N. Wilson	Director	November 21, 2007
Clark N. Wilson